UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2014

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chairman of the Board, Resignation of Chief Executive Officer and a Director and Appointment of Interim Chief Executive Officer

New Chairman of the Board

On June 27, 2014, our Board of Directors approved the appointment of Gary L. Cowger, one of our independent directors, as our non-officer Chairman of the Board, effective immediately. He will serve in that position at the discretion of the Board.

Resignation of Chief Executive Officer

Also on June 27, 2014, James J. Connor, resigned from all of his positions with us, including as our President, Chief Executive Officer and Secretary and as one of our directors, effective immediately. We are engaging in an executive search for a permanent President and Chief Executive Officer, with Harold M. Karp, our interim President and Chief Executive Officer, anticipated to be a strong candidate for that position.

Our Board is also currently interviewing candidates to add two additional directors to the Board as a result of Zachary E. Savas’s January 20, 2014 resignation and Mr. Connor’s resignation, but has reduced the current size of the Board to five persons for now.

Appointment of Interim Chief Executive Officer

Also on June 27, 2014, our Board of Directors appointed one of our existing directors, Harold M. Karp, as our interim President and Chief Executive Officer, effective immediately, and appointed Janice E. Stipp, our current Executive Vice President, Chief Financial Officer and Treasurer, as our Secretary, effective immediately. As a result, Mr. Karp no longer qualifies as an independent director. Therefore, immediately before his appointment, he resigned as a member of our Audit Committee and as a member of our Governance and Nominating Committee. He was simultaneously replaced on our Audit Committee by Gary L. Cowger and on our Governance and Nominating Committee by Douglas M. Suliman, Jr.

From January 2014 until June 27, 2014, when he became our interim President and Chief Executive Officer, Mr. Karp was a self-employed consultant providing operational analysis to third parties. Mr. Karp is party to a letter agreement with us that requires us to elect him as our President and Chief Executive Officer. For a description of Mr. Karp’s other business history, see “Proposal No. 1 - Election of Directors - Our Nominees - Harold M. Karp” on page 23 of our definitive Proxy Statement/Prospectus, dated March 21, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b), which is hereby incorporated in this Item 5.02 by reference.

Mr. Karp does not have a direct or indirect material interest in any currently proposed transaction in which Tecumseh Products Company is to be a participant and the amount involved exceeds $120,000, nor has Mr. Karp had a direct or indirect material interest in any such transactions since the beginning of 2013, other than his new employment relationship described in this Item 5.02 and his service as one of our directors since January 2014.

We issued a press release dated June 27, 2014, regarding these Board and management changes. A copy of the press release is filed as Exhibit 99.1 to this Form 8‑K and is hereby incorporated in this Item 5.02 by reference.

Compensatory Arrangements for Former Chief Executive Officer and Interim Chief Executive Officer

Former Chief Executive Officer

Also on June 27, 2014, Mr. Connor entered into a General Release of All Claims with us in connection with his termination of employment. In consideration of (i) the payment of $835,000 over the next 20 months on the dates normal payroll payments would otherwise have been made, provided, however, that if a Change in Control (as defined in the General Release of All Claims) occurs, the unpaid balance of such $835,000 as of the effective date of the Change in Control will be paid in a lump sum amount, subject to appropriate tax withholdings, and (ii) continuation of his medical, dental and vision insurance until the earlier of the date he becomes a full-time employee of a third party and 18 months after the date of the General Release of All Claims, assuming no revocation of a release, Mr. Connor agreed to return our property and to release us from all claims, rights and liabilities arising out of his employment and director relationship with us, the termination of those relationships, any agreement or arrang ement relating to his employment with us or other service to us or relating to his compensation, bonuses, incentives or other benefits, including his previously vested stock appreciation rights and his previously unvested performance phantom shares, and any other event or obligation that occurred or existed before the date of his termination of employment and service as a director, except for his rights to the consideration under the General Release of All Claims described above and indemnification rights he may have under various agreements.

Mr. Connor also agreed that for the next 20 months, he and his related individuals and entities will not, without the express written consent of our Board, (i) make proposals or announcements with respect to business combinations, dividends, liquidation, share repurchases or other extraordinary corporate transactions with Tecumseh or any other transaction that could result in a change in control or solicit others to engage in any such transaction or advise others in connection with any such transaction, (ii) make, fund, participate in or advise others relating to any solicitation of proxies to vote any of our securities or make shareholder proposals or advise others to do so, (iii) participate in a group with respect to our securities, (iv) act to seek to exercise any control or influence over our management, Board or policies, (v) make a public request to us or to our shareholders to taken any actions in respect of any of the foregoing matters, or (vi) disclose any intention, plan or arrangement inconsistent with the foregoing.

This description of the General Release of All Claims is qualified in its entirety by reference to the General Release of All Claims attached as Exhibit 99.2 to this report, which is hereby incorporated in this Item 5.02 by reference and which we encourage you to read.

Interim Chief Executive Officer

On June 27, 2014, we entered into a letter agreement with Mr. Karp providing for his at will employment beginning June 27, 2014 as our interim President and Chief Executive Officer. Pursuant to the letter agreement, Mr. Karp will receive an annual salary of $500,000. The letter agreement also provides that Mr. Karp will receive, $60,000 a year, payable monthly in advance (prorated for partial months), and on June 27, 2014 he received an award of a number of restricted stock units equal to $75,000 divided by the closing sale price of our common shares on June 27, 2014 under our 2014 Omnibus Incentive Plan. The restricted stock units vest immediately before the 2015 annual meeting of shareholders as long as Mr. Karp remains on our Board of Directors on that date and are to be settled 75% in common shares and 25% in cash. This description of the restricted stock units is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan attached as Exhibit 99.3 to this report, which is hereby incorporated in this Item 5.02 by reference and which we encourage you to read.

Also pursuant to his letter agreement, we have agreed to pay Mr. Karp $100,000 on the first regular payroll date after Mr. Karp begins serving as our President and Chief Executive Officer. While employed by us as an interim officer, he will not participate in our annual cash incentives or performance-based restricted stock unit or non-qualified stock option awards, although our permanent President and Chief Executive Officer likely will participate in those compensation arrangements.

Also, pursuant to our letter agreement with Mr. Karp, he will receive four weeks of paid vacation beginning in 2014. We will also provide Mr. Karp with benefits coverage, subject to change at our discretion, currently including, without limitation, medical, dental, vision, and basic life insurance. In addition, Mr. Karp will be eligible to participate in our 401(k) plan. We will also reimburse Mr. Karp for relocation expenses if his appointment becomes permanent, and for apartment rental for an apartment close to our Ann Arbor, Michigan headquarters, while his appointment is on an interim basis, together with weekly roundtrip travel to Huntsville on weekends for Mr. Karp, or, alternatively, for his wife to visit Ann Arbor.

Effective on the date Mr. Karp became our interim President and Chief Executive Officer, he ceased to receive any further compensation provided to our independent directors (except as provided under his letter agreement as compensation for serving as our President and Chief Executive Officer), although he did not forfeit any prior compensation already received.

This description of our letter agreement with Mr. Karp is qualified in its entirety by reference to the Harold M. Karp Offer Letter attached as Exhibit 99.4 to this report, which is hereby incorporated in this Item 5.02 by reference and which we encourage you to read.

Item 7.01	Regulation FD Disclosure.
The information contained in Item 5.02 of this report regarding our appointment of a new Chairman of the Board, the resignation of our Chief Executive Officer and a director and our appointment of an interim Chief Executive Officer and their compensation arrangements is hereby incorporated into this Item 7.01 by reference.

Also, we issued a press release dated June 27, 2014, regarding these Board and management changes. A copy of the press release is filed as Exhibit 99.1 to this Form 8‑K and is hereby incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press release dated June 27, 2014

99.2	General Release of All Claims dated June 27, 2014 between Tecumseh Products Company and James J. Connor (management contract or compensatory plan or arrangement)

99.3	Form of Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement)

99.4	Harold M. Karp Offer Letter dated June 27, 2014 (management contract or compensatory plan or arrangement)

99.5
Description of Harold M. Karp’s business history (incorporated by reference to the description under the caption “Proposal No. 1 - Election of Directors - Our Nominees - Harold M. Karp” on page 23 of our definitive Proxy Statement/Prospectus, dated March 21, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b), file no. 333‑193643)

99.6	Form of Outside Director Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	June 27, 2014	By	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 27, 2014

99.2	General Release of All Claims dated June 27, 2014 between Tecumseh Products Company and James J. Connor (management contract or compensatory plan or arrangement)

99.3	Form of Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement)

99.4	Harold M. Karp Offer Letter dated June 27, 2014 (management contract or compensatory plan or arrangement)

99.5
Description of Harold M. Karp’s business history (incorporated by reference to the description under the caption “Proposal No. 1 - Election of Directors - Our Nominees - Harold M. Karp” on page 23 of our definitive Proxy Statement/Prospectus, dated March 21, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b), file no. 333‑193643)

99.6	Form of Outside Director Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement)